EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                    Contact:  Aaron D. Trub
                                                                    757-365-3000


                             SMITHFIELD FOODS ISSUES
                     $200,000,000 SENIOR SUBORDINATED NOTES
                     --------------------------------------

         NORFOLK,   VIRGINIA,   February  9,  1998  --  Smithfield  Foods,  Inc.
(Nasdaq:SFDS) announced today that it had closed its private offering of $200,000,000 aggregate principal amount of 7-5/8% Senior Subordinated Notes due 2008.

         Substantially all of the net proceeds from the sale of the Notes will be used initially to repay indebtedness under the Company's revolving credit facilities, with the balance to be invested temporarily in short-term marketable debt securities. Thereafter, the Company expects to use availability under such facilities, together with internal funds, for additional capital expenditures and general corporate purposes, including expansion of the Company's processed meats business, strategic acquisitions, further vertical integration and joint ventures.

         The offering and sale of the Notes has not been registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

FORM 8-K                        FEBRUARY 9, 1998                          PAGE 4